Exhibit 10.18

PERFORMANCE

RESTRICTED STOCK AWARD AGREEMENT
UNDER NORTHEAST BANCORP amended and restated
2010 STOCK OPTION AND INCENTIVE PLAN

Name of Grantee:	Richard Wayne

Type of Stock:	Voting Common Stock

No. of Shares:	50,000

Grant Date:	August 25, 2016

Pursuant to the Northeast Bancorp Amended and Restated 2010 Stock Option and Incentive Plan (the “Plan”) as amended through the date hereof, Northeast Bancorp (the “Company”) hereby grants a Restricted Stock Award (an “Award”) to the Grantee named above. Upon acceptance of this Award, the Grantee shall receive the number of shares of Voting Common Stock of the Company specified above, subject to the restrictions and conditions set forth herein and in the Plan. The Company acknowledges the receipt from the Grantee of consideration with respect to the par value of the Stock in the form of cash, past or future services rendered to the Company by the Grantee or such other form of consideration as is acceptable to the Administrator.

1.     Award. The shares of Restricted Stock awarded hereunder shall be issued and held by the Company’s transfer agent in book entry form, and the Grantee’s name shall be entered as the stockholder of record on the books of the Company. Thereupon, the Grantee shall have all the rights of a stockholder with respect to such shares, including voting and dividend rights, subject, however, to the restrictions and conditions specified below. The Grantee shall (i) sign and deliver to the Company a copy of this Award Agreement and (ii) deliver to the Company a stock power endorsed in blank.

2.     Restrictions and Conditions.

(a)     Any book entries for the shares of Restricted Stock granted herein shall bear an appropriate legend, as determined by the Administrator in its sole discretion, to the effect that such shares are subject to restrictions as set forth herein and in the Plan.

(b)     Shares of Restricted Stock granted herein may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of by the Grantee prior to vesting.

(c)     Except as otherwise set forth below or as described in Exhibit A, if the Grantee’s employment with the Company and its Subsidiaries is voluntarily or involuntarily terminated for any reason prior to vesting of shares of Restricted Stock granted herein, all shares of Restricted Stock shall immediately and automatically be forfeited and returned to the Company. The Administrator’s determination of the reason for termination of the Grantee’s employment shall be conclusive and binding on the Grantee and his or her representatives or legatees.

3.     Vesting of Restricted Stock. The restrictions and conditions in Paragraph 2 of this Agreement shall lapse based on the Company’s performance during the period beginning on July 1, 2016 and ending on June 30, 2019 (the “Cumulative Measurement Period”), and during each fiscal year during the Cumulative Measurement Period (each, an “Annual Measurement Period,” and each of the Cumulative Measurement Period and each Annual Measurement Period shall be referred to herein as a “Measurement Period”). The Shares of Restricted Stock shall vest if, and only to the extent that, the Company achieves the performance targets described on Exhibit A.

The number of shares of Restricted Stock set forth above (the “Target Award”) represents the number of shares of Restricted Stock that will vest if the Company achieves target levels of performance, and the actual number of shares of Restricted Stock that may vest could be lower than the Target Award and could be zero. The Grantee shall forfeit any portion of the Target Award that does not vest upon the conclusion of the applicable performance period.

4.     Dividends. Dividends on shares of Restricted Stock shall be accumulated and shall be subject to restrictions, conditions and risk of forfeiture to the same extent as the shares of Restricted Stock granted hereunder. Such accumulated dividends shall be distributed and paid to the Grantee at such time and only to the extent that the Shares subject to this Award shall vest in accordance with Section 3 and Exhibit A hereof.

5.     Incorporation of Plan. Notwithstanding anything herein to the contrary, this Award shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

6.     Transferability. This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.

7.     Tax Withholding. The Grantee shall, not later than the date as of which the receipt of this Award becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Administrator for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. Except in the case where an election is made pursuant to Paragraph 8 below, the Grantee may elect to have the minimum required tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued a number of shares of Stock with an aggregate Fair Market Value that would satisfy the minimum withholding amount due..

8.     Election Under Section 83(b). The Grantee and the Company hereby agree that the Grantee may, within 30 days following the Grant Date of this Award, file with the Internal Revenue Service and the Company an election under Section 83(b) of the Internal Revenue Code. In the event the Grantee makes such an election, he or she agrees to provide a copy of the election to the Company. The Grantee acknowledges that he or she is responsible for obtaining the advice of his or her tax advisors with regard to the Section 83(b) election and that he or she is relying solely on such advisors and not on any statements or representations of the Company or any of its agents with regard to such election.

9.     No Obligation to Continue Employment. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Grantee in employment and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the employment of the Grantee at any time.

10.     Integration. This Agreement constitutes the entire agreement between the parties with respect to this Award and supersedes all prior agreements and discussions between the parties concerning such subject matter.

11.     Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Grantee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Grantee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Grantee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.

12.     Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

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NORTHEAST BANCORP

By:	/s/ Robert Glauber
Name: Robert Glauber
Title: Chairman of the Board of Directors

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Grantee (including through an online acceptance process) is acceptable.

Dated:	August 25, 2016	/s/ Richard Wayne
Grantee’s Signature

Grantee’s name and address:

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